UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 7, 2007


                           EASTGROUP PROPERTIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Maryland                       1-07094                 13-2711135
          --------                       -------                 ----------
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

        300 One Jackson Place, 188 East Capitol Street, Jackson, MS 39201
        -----------------------------------------------------------------
          (Address of Principal Executive Offices, including zip code)

                                 (601) 354-3555
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year.

On December 7, 2007, the Board of Directors of EastGroup Properties, Inc. (the "Company") amended and restated the Company's Bylaws. The following is a summary of changes effected by adoption of the amendments, which is qualified in its entirety by reference to the Bylaws, as amended filed as Exhibit 3.1 hereto and incorporated by reference herein.

General
-------

In addition to the amendments described below, the Bylaws, as amended, include certain changes to comply or be consistent with Maryland law and make various technical corrections and non-substantive changes. The Bylaws, as amended, are referred to herein as the amended Bylaws. The Bylaws as previously in effect are referred to herein as the former Bylaws.

Article II. Stockholders
------------------------

Timing of annual meeting of stockholders. Maryland law requires that bylaws name either the day of the annual meeting or a 31-day period in which such annual meeting is held. In accordance with this requirement, Article II, Section 1 of the amended Bylaws states that the annual meeting shall be held each year between May 11 and June 10.

Notice of stockholder meetings. The amended Bylaws provide that notice and the waiver of such notice may be given by electronic transmission in addition to in written notice as provided under the former Bylaws.

Quorum and adjournment of stockholder meetings. The amended Bylaws clarify that stockholders present either in person or by proxy at a meeting which has been duly called and convened may continue to transact business until the adjournment of that meeting, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Article III.  Directors
-----------------------

Number of directors. The amended Bylaws clarify that the number of directors may not be less than the minimum number required by Maryland law.

Notice of director meetings. The amended Bylaws provide that notice and the waiver of such notice may be given by electronic mail in addition to notice in writing or by telegraph or facsimile as provided under the former Bylaws.

Unanimous consent of directors in lieu of a meeting. The amended Bylaws provide that, in accordance with the Maryland law, unanimous consents in lieu of a meeting of the Board may be given by electronic transmission, as well as in writing.

Resignations. The amended Bylaws provide that a director may resign from the Board or any committee at any time and such resignation may not be effective prior to the time of its receipt by the Company.


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

Article IV.  Committees
-----------------------

Rules of procedure. The amended Bylaws clarify issues with respect to calling and notice of meetings and the rules of procedure at such meetings.

Unanimous consent of directors in lieu of a meeting. The amended Bylaws provide that, in accordance with the Maryland law, unanimous consents in lieu of a meeting of a committee may be given by electronic transmission, as well as in writing.

Tenure. The amended Bylaws clarify that the Board has the exclusive power to fill vacancies, change the membership of or discharge any committee.

Article V.  Officers
--------------------

Compensation of officers. Article V, Section 12 of the former Bylaws was deleted.

Resignations. The amended Bylaws provide that an officer may resign at any time and such resignation may not be effective prior to the time of its written receipt by the Company.

Article XIII. Waiver of Notice
------------------------------

Waiver of notice. The amended Bylaws provide that the waiver of any notice required pursuant to the Company's Charter, Bylaws or applicable law may be given by electronic transmission, as well as in writing.


ITEM 9.01.  Financial Statements and Exhibits

(d) Exhibits.

3.1  Bylaws, as amended, of the Company dated as of December 7, 2007.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 13, 2007

                                   EASTGROUP PROPERTIES, INC.


                                   By: /s/ BRUCE CORKERN
                                       ---------------------
                                       Bruce Corkern
                                       Senior Vice President,
                                       Chief Accounting Officer and Controller



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